UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 11, 2011

ADELMAN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-53258	20-5572680
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

798 Moorpark Avenue
Moorpark, CA 93021
 (818) 436-0410
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 11, 2011, Adelman Enterprises, Inc. (the “Company”) completed the acquisition of Anthus, LLC (“Anthus”) from Charles Adelman, president of the Company pursuant to the terms of a Stock Purchase Agreement. Mr. Adelman had previously been issued 11,200,000 common shares of the Company in consideration for his transfer of the ownership of Anthus to the Company.  As of the execution of the Stock Purchase Agreement, Anthus, LLC became a wholly owned subsidiary of Adelman Enterprises, Inc.

Anthus LLC is a development stage company incorporated in Delaware in June, 2009. Since inception, Anthus LLC has been developing the Anthus Channel:   a new broadcast television network focused on health, wellness, positivity and philanthropy.

The Company and Mr. Adelman have made customary representations, warranties and covenants in the Stock Purchase Agreement. The representations and warranties contained in the Stock Purchase Agreement were made for the purposes of allocation of risk between the parties and may be subject to exceptions set forth in the disclosure schedules provided in accordance with the Stock Purchase Agreement, and are not necessarily accurate or complete as made and should not be relied upon by any shareholder of the Company or any potential investor.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Stock Purchase Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.

Item 9.01	Exhibits.

2.1	Anthus LLC Stock Purchase Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on April 12, 2011.

ADELMAN ENTERPRISES, INC. (Registrant)

By:	/s/ Douglas Ridley
Douglas Ridley
Secretary and Chief Operating Officer